Exhibit 23.2

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
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We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form S-8 of our report dated February 26, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in World Fuel Services Corporation's Annual Report on Form 10-K for the year ended December 31, 2008.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
August 6, 2009